Exhibit 23.1

ABN 65 155 188 837

L14 309 Kent Street Sydney NSW 2000
+61 2 9290 8515
L24 570 Bourke Street Melbourne VIC 3000

+61 3 8658 5928
28 October 2021
L14 167 Eagle Street Brisbane QLD 4000
+61 7 3607 6379
The Directors
Mawson Infrastructure Group Inc Level 5, 97 Pacific Highway	www.lnpaudit.com
North Sydney
NSW 2060 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to;

(a)	the inclusion of our report of independent registered public accounting firm dated May 9, 2021, on our audit of the consolidated balance sheets of Cosmos Capital Limited and its subsidiaries, as of December 31, 2020 and December 31, 2019, and the related consolidated statements of earnings, of comprehensive earnings, of equity and of cash flows for each of the two years in the period ended December 31, 2020, including the related notes, and

(b)	the use of our name as it appears under the caption “Experts,” in the Form S-3 to the Registration Statement of Mawson Infrastructure Group Inc. to be dated 28 October 2021.

Yours faithfully

LNP Audit and Assurance Pty Ltd

/s/ Anthony Rose
Anthony Rose

Director

Liability limited by a scheme approved under the professional standards legislation